FRANKLIN LAKE - POTENTIAL CONCEPTUAL PROCESS FLOW DIAGRAM 1

Note: Loaded Resin columns will be stripped & Au / Pt dore produced or saleable products
FRANKLIN LAKE Au & Pt Ore
Trommel Screen
+1/4"
-1/4"
Coarse Tailings
+40 mesh
Screen Deck
-40 mesh
MR3 Resin Columns *
Reagent Recycle
Gravity concentration
Magnetic Conc.
Pt Tank Leach
Mag. Conc.
Tailings
Au Tank Leach
Non-mag concentrate
Filtration
Filter Cake
Leach Tailings

Amaks, Inc. 7/23/05 jm

FRANKLIN LAKE
Phase 1 Test Results

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Initial roll bottle tests were completed

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A gravity concentration test was done

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Magnetic concentration test conducted

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Electrostatic separation test conducted

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Froth flotation test completed

Franklin Lake
Phase 1 Test Observations

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Back calculated head ore and concentrate grades (o.p.t.) for Au by individual tests were as follows:

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Gravity Concentration

 .    57 & .97

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Magnetic Separation .65 & 1.69

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Electrostatic Separation .75 & 1.88

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Froth Flotation .52 & .49

Franklin Lake
Phase 1 Test Observations

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    Back calculated head ore and concentrate grades (o.p.t.) for Pt by individual tests were as follows:

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Gravity Concentration

 .    49 & .97

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Magnetic Separation .45 & .99

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Electrostatic Separation .46 & 1.03

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Froth Flotation .58 & .63

Franklin Lake
Phase 1 Test Observations

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    Two roll bottle tests were done; 1 with Cyanide and 1 with Hydrochloric Acid with the following back calculated heads.

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Cyanide leach - Au .17 & Pt .23

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HCl leach - Au .86 & Pt .57

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Extraction efficiency for cyanide for Au was 2.1% & Pt was 1.4%

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Extraction efficiency for HCl for Au was 13.4% & Pt was 8.1%

Franklin Lake
Phase 1 Test Observations

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    Based on Phase 1 test results, gravity concentration and magnetic separation were selected to carry forward to Phase 2 optimization testing.

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    Since acid leaching of concentrates gave a higher extraction efficiency, this technique was chosen to carry into Phase 2.

Franklin Lake
Phase 2 Test Plans

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    A variety of gravity concentration devices will be tested to determine the optimum device and operating parameters.

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Magnetic separation tests will be done on the gravity concentrates at varying magnetic field intensities to determine the optimum configuration.

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Various acids will be used on the concentrates to determine the acid type, formulation, and strength to provide maximum extraction.

Franklin Lake
Phase 2 Test Plans

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    The highest grade leach solutions will then be tested with various resins to determine the optimum resin.

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All results from Phase 2 will be used to design a pilot plant and perform Pilot Scale testing at Franklin Lake’s facility in Nevada.

Franklin Lake
Phase 2 Test Status

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    We are 1 week into a 4 to 5 week schedule.

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We have done a screen size analysis on undisturbed Franklin Lake ore to determine particle size/weight distribution and Au,Pt distribution.

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We have configured our bulk test system for Franklin Lake ore and we are just starting gravity concentration testing.